Exhibit 99.2

ALPENA BANKING CORPORATION

468 North Ripley Boulevard

Alpena, Michigan 49707

The undersigned stockholder of Alpena Banking Corporation, Alpena, Michigan hereby constitutes and appoints [•], as attorney, agent and proxy with full power of substitution, to vote as proxy the number of shares of common stock, par value $10.00 per share, of Alpena Banking Corporation (the “Common Stock”) which the undersigned would be entitled to vote if personally present at the special meeting of stockholders of Alpena Banking Corporation to be held at [•], local time, at the offices of the [•], on [•], and any adjournment thereof (the “Special Meeting”), with respect to the proposals described in the joint proxy statement/prospectus and the Notice of Special Meeting of Stockholders, both dated [•], timely receipt of which are hereby acknowledged. Only shareholders of record on [•] are entitled to vote their shares of Common Stock at the Special Meeting.

This Proxy may be revoked at any time before it is exercised at the Special Meeting.

The Board of Directors of Alpena Banking Corporation unanimously recommends a vote “FOR” the proposals listed below. Such vote is hereby solicited on behalf of the Board of Directors.

1.	APPROVAL OF THE MERGER PROPOSAL. To approve the Agreement and Plan of Merger, dated January 23, 2014, by and between First Federal of Northern Michigan Bancorp, Inc. and Alpena Banking Corporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	APPROVAL OF THE ADJOURNMENT PROPOSALS. To adjourn the special meeting to a later date or dates, if the board of directors of Alpena Banking Corporation determines it is necessary, among other things, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Shares of Common Stock will be voted as specified in this Proxy. Unless otherwise specified, this Proxy will be voted FOR the proposals listed above. If any other proposal is properly presented at the Special Meeting or any postponement or adjournment thereof, the Proxy will be voted in accordance with the judgment of the persons appointed as proxies.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Signature	Date	Signature (Joint Owners)	Date

Print Name		Print Name